                                                                     EXHIBIT 3.3

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                  TELIK, INC.

     Telik, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware does hereby certify:

     First: The original Certificate of Incorporation was filed with the Secretary of State of Delaware on October 20, 1988, under the name "Terrapin Diagnostics, Inc."

     Second: The Amended and Restated Certificate of Incorporation of Telik, Inc. in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 228, 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation. Written consent and written notice have been given in accordance with such Section 228.

     Third: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

     In Witness Whereof, Telik, Inc. has caused this Certificate to be signed by the Chairman & Chief Executive Officer and the Secretary on this ____ day of September, 1998.

                                          Telik, Inc.



                                          By:___________________________________
                                                Clifford Orent, Chairman & Chief
                                                Executive Officer

Attest:



By:__________________________________
     Robert L. Jones, Secretary

                                   EXHIBIT A

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                  TELIK, INC.

     First: The name of the corporation is Telik, Inc. (the "Corporation").

     Second: The address of the registered office of the Corporation is 1013 Centre Road, Wilmington, Delaware, New Castle County and the name of the registered agent is The Prentice-Hall Corporation System, Inc.

     Third: The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     Fourth: A. The Corporation is authorized to issue two classes of shares to be designated Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"), respectively. The total number of shares of stock which the Corporation shall have authority to issue is Twenty Four Million Twenty Three Thousand Seven Hundred Ninety Nine (24,023,799) of which Twenty Three Million (23,000,000) shares are Common Stock and One Million Twenty Three Thousand Seven Hundred Ninety Nine (1,023,799) shares are Preferred Stock, and the par value of each share is One Cent ($0.01).

     B. The Preferred Stock shall be divided into series. The first series shall consist of 20,000 shares and is designated "Series B Preferred Stock." The second series shall consist of 114,720 shares and is designated "Series E Preferred Stock." The third series shall consist of 169,600 shares and is designated "Series F Preferred Stock." The fourth series shall consist of 273,050 shares and is designated "Series G Preferred Stock." The fifth series shall consists of 93,429 shares and is designated "Series H Preferred Stock." The sixth series shall consist of 143,000 shares and is designated "Series I Preferred Stock." The seventh series shall consist of 210,000 shares and is designated "Series J Preferred Stock."

     C. The powers, preferences, rights, restrictions and other matters relating to the Preferred Stock are as follows:

     1. Dividend Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock shall be entitled to receive dividends, pari passu, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation and no dividends shall be paid on any share of Common Stock unless a dividend is paid with respect to all outstanding shares of Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock in an amount for each such share of

                                       1.

Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock or equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which such share of Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock could then be converted. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative.

     2.   Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of each share of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock shall be entitled to receive, pari passu and prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $20.00 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price"), $50.00 for each outstanding share of Series E Preferred Stock (the "Original Series E Issue Price"), $50.00 for each outstanding share of Series F Preferred Stock (the "Original Series F Issue Price"), $50.00 for each outstanding share of Series G Preferred Stock (the "Original Series G Issue Price"), $50.00 for each outstanding shares of Series H Preferred Stock (the "Original Series H Issue Price"), $50.00 for each outstanding share of Series I Preferred Stock (the "Original Series I Issue Price") and $50.00 for each outstanding share of Series J Preferred Stock (the "Original Series J Issue Price") plus all accrued or declared but unpaid dividends for each share of Series B Preferred Stock, each share of Series E Preferred Stock, each share of Series F Preferred Stock, each share of Series G Preferred Stock, each share of Series H Preferred Stock, each share of Series I Preferred Stock and each share of Series J Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts set forth above, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the amount of such stock owned by each such holder.

          (b) Subject to the rights of series of Preferred Stock which may from time to time come into existence in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, and subject to the payment in full of the liquidation preferences with respect to the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock as provided in subparagraph (a) of this Section 2, the holders of the Common Stock shall be entitled to receive, prior and in preference to any further distribution of any of the assets or surplus funds of the Corporation to the holders of the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock, by reason of their ownership thereof, the amount of $3.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) for each share of Common Stock then held by

                                       2.

them and no more. Subject to the payment in full of the liquidation preferences with respect to the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock as provided in subparagraph (a) of this Section 2, and subject to the rights of series of Preferred Stock which may from time to time come into existence, if upon the occurrence of such event, the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

          (c) Subject to the rights of series of Preferred Stock which may from time to time come into existence, after payment to the holders of the Common Stock and the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock of the amounts set forth in Section 2(a) and (b) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of the Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock then held by them.

          (d) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2.

     3. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the Series B Conversion Price (as defined below) at the time in effect for such share. The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series B Preferred Stock (the "Series B Conversion Price") shall initially be $3.56 per share of Common Stock; provided, however, that the Series B Conversion Price shall be subject to adjustment as set forth in this Section 3. Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series E Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series E Issue Price by the Series E Conversion Price (as defined below), determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of

                                       3.

Series E Preferred Stock (the "Series E Conversion Price") shall initially be $3.00 per share of Common Stock; provided, however, that the Series E Conversion Price shall be subject to adjustment as set forth in this Section 3. Each share of Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series F Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series F Issue Price by the Series F Conversion Price (as defined below) at the time in effect for such share. The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series F Preferred Stock (the "Series F Conversion Price") shall be $3.60 per share of Common Stock; provided, however, that the Series F Conversion Price shall be subject to adjustment as set forth in this Section 3. Each share of Series G Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series G Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series G Issue Price by the Series G Conversion Price (as defined below) at the time in effect for such share. The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series G Preferred Stock (the "Series G Conversion Price") shall be $4.20 per share of Common Stock; provided, however, that the Series G Conversion Price shall be subject to adjustment as set forth in this Section 3. Each share of Series H Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series H Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series H Issue Price by the Series H Conversion Price (as defined below) at the time in effect for such share. The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series H Preferred Stock (the "Series H Conversion Price") shall be $5.78 per share of Common Stock; provided, however, that the Series H Conversion Price shall be subject to adjustment as set forth in this Section 3. Each share of Series I Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series I Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series I Issue Price by the Series I Conversion Price (as defined below) at the time in effect for such share. The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series I Preferred Stock (the "Series I Conversion Price") shall be $4.20 per share of Common Stock; provided, however, that the Series I Conversion Price shall be subject to adjustment as set forth in this Section 3. Each share of Series J Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series J Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series J Issue Price by the Series J Conversion Price (as defined below) at the time in effect for such share. The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series J Preferred Stock (the "Series J Conversion Price") shall be $4.20 per share of Common Stock; provided, however, that the Series J Conversion Price shall be subject to adjustment as set forth in this Section 3.

          (b) Mandatory Conversion. Each share of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock,

                                       4.

Series I Preferred Stock and Series J Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Series B Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price, Series H Conversion Price, Series I Conversion Price or Series J Conversion Price then in effect pursuant to Section 3(a) hereof upon the earlier of (i) immediately upon the closing of a firmly underwritten registered public offering of Common Stock of the Corporation pursuant to the Securities Act of 1933 (other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan), at an offering price per share of at least $12.00 per share of Common Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like) and resulting in the receipt by the Corporation of at least ten million dollars ($10,000,000) of gross proceeds (before applicable discounts, commissions and expenses), or (ii) upon the date specified by a vote or written consent or agreement of holders of at least two-thirds (2/3) of the shares of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock then outstanding, voting together as a single class. Each share of Series J Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Series J Conversion Price, then in effect pursuant to Section 3(a) hereof upon the date specified by a vote or written consent or agreement of holders of at least two-thirds (2/3) of the shares of Series J Preferred Stock.

          (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to
Section 3(a) hereof, and before the Corporation shall be obligated to issue certificates for shares of Common Stock upon the automatic conversion of the Preferred Stock pursuant to Section 3(b) hereof, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued (except that no such written notice of intent to convert shall be necessary in the event of an automatic conversion upon a public offering pursuant to Section 3(b) hereof). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. On the date fixed for any mandatory conversion pursuant to Section 3(b) above, all rights under this Restated Certificate of Incorporation with respect to the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock will terminate (except the right upon the surrender of the certificates to receive certificates for the number of shares of Common Stock into which such shares have been converted).

                                       5.

          (d)  Adjustments to Conversion Price for Diluting Issues:

               (i) Special Definitions. For purposes of this subparagraph 5(d), the following definitions shall apply:

                    (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities, other than those shares excluded from the definition of Additional Shares of Common Stock.

                    (B) "Convertible Securities" shall mean any evidence of indebtedness, shares (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock, other than those shares excluded from the definition of Additional Shares of Common Stock.

                    (C) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to subparagraph 3(d)(ii), deemed to be issued) by the Corporation after the Original Issue Date (as defined in section D below), other than:

                         (I)   shares of Common Stock issued or issuable upon
conversion of shares of Preferred Stock; or

                         (II)  shares of Common Stock issuable to officers,
directors and employees of, and consultants to, the Corporation and its subsidiaries pursuant to stock purchase or option plans or arrangements or other officer, director, employee or consultant stock incentive or benefit plans or arrangements (collectively, the "Plans") approved by the Board of Directors; or

                         (III) shares of Common Stock issued or issuable as a
dividend or distribution on Preferred Stock; or

                         (IV)  shares of Common Stock issued or issuable for
which adjustment of the Series B Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price, Series H Conversion Price, Series I Conversion Price or Series J Conversion Price is made pursuant to
Section 3(e) herein.

                    (D) "Original Issue Date" shall mean the date on which a share of Series J Preferred Stock was first issued.

               (ii) Issue of Securities Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefore, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in the case such a record date shall have been fixed, as of the close of business on

                                       6.

such record date; provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                    (A) no further adjustment in the Series B Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price, Series H Conversion Price, Series I Conversion Price or Series J Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series B Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price, Series H Conversion Price, Series I Conversion Price or Series J Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                    (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series B Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price, Series H Conversion Price, Series I Conversion Price or Series J Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                         (I)   in the case of Convertible Securities or Options
for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted, if any, actually received by the Corporation upon such conversion or exchange, and

                         (II)  in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received the Corporation (determined pursuant to subparagraph 3(c)(iv)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                       7.

                          (III) in the case of any Options which expire by their
terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series B Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price, Series H Conversion Price, Series I Conversion Price or Series J Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (II) above; and

                          (IV)  if such record date shall have been fixed and
such Options or Convertible Securities are not issued on the date fixed thereof, the adjustment previously made in the Series B Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price, Series H Conversion Price, Series I Conversion Price or Series J Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Series B Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price, Series H Conversion Price, Series I Conversion Price or Series J Conversion Price shall be adjusted pursuant to this subparagraph as of the actual date of issuance of such Options or Convertible Securities.

                    (iii) Adjustment of Conversion Price upon Issuance of Additional Shares of Common Stock. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subparagraph 3(d)(ii)) at any time on or after the Original Issue Date (including the issuance of Series J) without consideration or for a consideration per share less than the Series B Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price, Series H Conversion Price, Series I Conversion Price or Series J Conversion Price in effect on the date of and immediately prior to such issue (any such series in respect of which such issuance or deemed issuance occurs being referred to herein as an "Affected Series"), then and in such event, the Conversion Price of any Affected Series shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this subparagraph 3(d)(iii), all shares of Common Stock issuable upon conversion of outstanding Options and Preferred Stock shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to subparagraph 3(d)(ii), such Additional Shares of Common Stock shall be deemed to be outstanding. The Series B Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price, Series H Conversion Price, Series I Conversion Price and Series J Conversion Price shall not be increased except as set forth in subparagraph 3(d)(ii)(B) and in paragraph 3(f).

                    (iv) Determination of Consideration. For purposes of this subparagraph 3(d)(iv), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                       8.

                    (A)  Cash and Property.  Such consideration shall:

                         (I)   insofar as it consists of cash, be computed at
the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                         (II)  insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         (III) in the event Additional Shares of Common Stock
are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                    (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subparagraph 3(d)(ii), relating to Options and Convertible Securities, shall be determined by dividing:

                         (I)   the total amount, if any, received or receivable
by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                         (II)  the maximum number of shares of Common Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (e) Adjustments for Dividends and Distributions. In the event the Corporation should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Price for a series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series

                                       9.

shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

          (f) Adjustments for Combinations. If the number of shares of Common Stock outstanding at any time after the Original Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (g) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(e), then, in each such case for the purpose of this subsection 3(g), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          (h) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination provided for elsewhere in this Section 3) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (i) No Impairment. The Corporation will not, by amendment of this Amended and Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock against impairment.

                                      10.

          (j)  No Fractional Shares and Certificate as to Adjustments.

                    (A) No fractional shares shall be issued upon conversion of the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock by a holder thereof shall be aggregated for the purposes of determining whether the conversion would result in the issuance of any fractional share. If the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

                    (B) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock.

          (k) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (l) Reservation of Stock Issuable upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common

                                      11.

Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          (m) Notices. Any notice required by the provision of this Section 3 to be given to the holders of shares of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

     4.   Voting Rights.

          (a) The holder of each share of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class), and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation.

          (b) So long as 20,000 shares of Series F Preferred Stock remain outstanding, the holders of the Series F Preferred Stock shall be entitled, voting as a separate class, to elect three (3) directors of the Corporation at each annual election of directors. So long as 50,000 shares of Series E Preferred Stock remain outstanding, the holders of the Series E Preferred Stock shall be entitled, voting as a separate class, to elect two (2) directors of the Corporation at each annual election of directors. So long as 60,000 shares of Series H Preferred Stock remain outstanding, the holders of the Series H Preferred Stock shall be entitled, voting as a separate class, to elect one (1) director of the Corporation at each annual election of directors. So long as 110,000 shares of Series J Preferred Stock remain outstanding, the holders of the Series J Preferred Stock shall be entitled, voting as a separate class, to elect one (1) director of the

                                      12.

Corporation at each annual election of directors. Subject to the rights of series of Preferred Stock which may from time to time come into existence, any remaining directors shall be elected by the holders of the Series B Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock and Common Stock, voting together as a single class, at each annual election of directors. In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 4(b), the remaining directors so elected by that class or series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, of if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders, and any vacancy thereby created may be filled by the holders of that class of stock represented at the meeting or pursuant to unanimous written consent.

          (c) So long as 20,000 shares of Series F Preferred Stock remain outstanding, the number of the authorized directors of the Corporation shall not exceed twelve (12) directors without the consent of a majority of the directors elected by the Series F Preferred Stock. So long as 20,000 shares of Series F Preferred Stock remain outstanding, without the consent of a majority of the directors selected by the holders of the Series F Preferred Stock then in office, the Corporation shall not reduce the number of directors that the holders of Series F Preferred Stock are entitled to elect.

     5.   Covenants.

          (a) In addition to any other rights provided by law, so long as 50,000 shares of Series E Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of a majority in interest of the outstanding shares of Series E Preferred Stock, voting separately as a series, amend or repeal any provision of, or add any provision to, this Amended and Restated Certificate of Incorporation or the Corporation's Bylaws so as to alter, materially and adversely, the rights, preferences or privileges of the Series E Preferred Stock.

          (b) In addition to any other rights provided by law, so long as any shares of Series F Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of a majority in interest of the outstanding shares of Series F Preferred Stock, voting separately as a series, amend or repeal any provision of, or add any provision to, this Amended and Restated Certificate of Incorporation or the Corporation's Bylaws so as to alter, materially and adversely, the rights, preferences or privileges of the Series F Preferred Stock.

                                      13.

          (c) In addition to any other rights provided by law, so long as any shares of Series G Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of a majority in interest of the outstanding shares of Series G Preferred Stock, voting separately as a series, amend or repeal any provision of, or add any provision to, this Amended and Restated Certificate of Incorporation or the Corporation's Bylaws so as to alter, materially and adversely, the rights, preferences or privileges of the Series G Preferred Stock.

          (d) In addition to any other rights provided by law, so long as any shares of Series H Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of a majority in interest of the outstanding shares of Series H Preferred Stock, voting separately as a series, amend or repeal any provision of, or add any provision to the Amended and Restated Certificate of Incorporation or the Corporation's Bylaws so as to alter, materially and adversely, the rights, preferences or privileges of the Series H Preferred Stock.

          (e) In addition to any other rights provided by law, so long as any shares of Series I Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of a majority in interest of the outstanding shares of Series I Preferred Stock, voting separately as a series, amend or repeal any provision of, or add any provision to, this Amended and Restated Certificate of Incorporation or the Corporation's Bylaws so as to alter, materially and adversely, the rights, preferences or privileges of the Series I Preferred Stock.

          (f) In addition to any other rights provided by law, so long as any shares of Series J Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of a majority in interest of the outstanding shares of Series J Preferred Stock, voting separately as a series, amend or repeal any provision of, or add any provision to, this Amended and Restated Certificate of Incorporation or the Corporation's Bylaws so as to alter, materially and adversely, the rights, preferences or privileges of the Series J Preferred Stock.

          (g) In addition to any other rights provided by law, so long as 50,000 shares of Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of a majority in interest of the outstanding shares of Preferred Stock, voting together as a single class: (a) create any new class or series of shares which has a preference over or is on a parity with the Preferred Stock; (b) effect any liquidation, dissolution, consolidation, acquisition or merger of the Corporation, with, by or into any other corporation or corporations or a sale of the assets of the Corporation (other than a merger in which the shareholders of the Corporation immediately prior to the merger own a majority of the shares of the surviving corporation immediately after such merger); or (c) take any action which results in a taxable event to the holders of Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended.

     6. Status of Converted Stock. In the event any shares of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock shall be converted pursuant to Section

                                      14.

3, the shares so converted shall be retired and shall resume the status of authorized and unissued shares of Preferred Stock.

     Fifth: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power, subject to the provisions of Section C.5 of Article Fourth, both before and after receipt of any payment for any of the Corporation's capital stock, to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation without any action on the part of the stockholders; provided, however that the grant of such power to the Board of Directors shall not divest the stockholders of nor limit their power, subject to the provisions of Section C.5, Article Fourth, to adopt, amend, repeal or otherwise alter the Bylaws.

     Sixth: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     Seventh: The Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

     Eighth: A Director of the Corporation shall, to the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article Eighth, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article Eighth, shall eliminate or reduce the effect of this Article Eighth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Eighth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                      15.

                           Certificate Of Amendment
                                      Of
               Amended and Restated Certificate Of Incorporation
                                      Of
                                  Telik, Inc.

     Telik, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies that:

     1. The name of the Corporation is Telik, Inc. The name under which this Corporation was originally incorporated is Terrapin Diagnostics, Inc.

     2. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 20, 1988.

     3. The following amendment of the Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of
          Section 242 of the Delaware General Corporation Law by resolution duly adopted by the Board of Directors of this Corporation and was approved by the stockholders of the Corporation in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

     4. Article Fourth, Section C(3)(b) of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

                               "Article  Fourth

          (b) Mandatory Conversion. Each share of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Series B Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price, Series H Conversion Price, Series I Conversion Price or Series J Conversion Price then in effect pursuant to Section 3(a) hereof upon the earlier of (i) immediately upon the closing of a firmly underwritten registered public offering of Common Stock of the Corporation pursuant to the Securities Act of 1933 (other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan), resulting in the receipt by the Corporation of at least ten million dollars ($10,000,000) of gross proceeds (before applicable discounts, commissions and expenses), or (ii) upon the date specified by a vote or written consent or agreement of holders of at least two-thirds (2/3) of the shares of Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock then outstanding, voting together as a single class. Each share of Series J Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Series J Conversion Price, then in effect pursuant to Section 3(a) hereof upon the date specified by a vote or written consent or agreement of holders of at least two-thirds (2/3) of the shares of Series J Preferred Stock."

     5. All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

     In Witness Whereof, Telik, Inc. has caused this certificate to be signed by its Chairman, President and Chief Executive Officer, Michael M. Wick, M.D., Ph.D. and attested by its Secretary, Deborah A. Marshall, this ___ day of March, 2000.

                               Telik, Inc.


                               _________________________________________________
                               Michael M. Wick, M.D., Ph.D.
                               President, Chief Executive Officer and Chairman

Attest:

___________________________________
Deborah A. Marshall
Secretary

                           Certificate Of Amendment
                                      Of
               Amended and Restated Certificate Of Incorporation
                                      Of
                                  Telik, Inc.

     Telik, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies that:

     1. The name of the Corporation is Telik, Inc. The name under which this Corporation was originally incorporated is Terrapin Diagnostics, Inc.

     6. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 20, 1988.

     7. The following amendment of the Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of
          Section 242 of the Delaware General Corporation Law by resolution duly adopted by the Board of Directors of this Corporation and was approved by the stockholders of the Corporation in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

     8. Article Fourth, Section (A) of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

                               "Article  Fourth

          A. The Corporation is authorized to issue two classes of shares to be designated Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"), respectively. The total number of shares of stock which the Corporation shall have the authority to issue is Fifty Million (50,000,000) of which Forty Six Million Nine Hundred Seventy Six Two Hundred One (46,976,201) Shares are Common Stock and Three Million Twenty Three Thousand Seven Hundred Ninety Nine (3,023,799) shares are Preferred Stock, and the par value of each share is One Cent ($0.01).

               The Two Million (2,000,000) shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

     9. All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

     In Witness Whereof, Telik, Inc. has caused this certificate to be signed by its President, Chief Executive Officer and Chairman, Michael M. Wick, M.D., Ph.D. and attested by its Secretary, Deborah A. Marshall, this ___ day of March, 2000.

                               Telik, Inc.


                               _________________________________________________
                               Michael M. Wick, M.D., Ph.D.
                               President, Chief Executive Officer and Chairman

Attest:

___________________________________
Deborah A. Marshall
Secretary

                                  TELIK, INC.

                          CERTIFICATE OF DESIGNATION
                                      OF
                           SERIES K PREFERRED STOCK

              (Pursuant to Section 151 of the General Corporation
                         Law of the State of Delaware)

                          __________________________

     Telik, Inc. Delaware corporation (the "Company"), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware (the "DGCL") DOES HEREBY CERTIFY:

     That pursuant to authority vested in the Board of Directors of the Company by the Amended and Restated Certificate of Incorporation of the Company, as amended, the Board of Directors of the Company, at a meeting duly called and held on March 22, 2000, adopted a resolution providing for the creation of a series of the Company's Preferred Stock, $.01 par value, which series is designated "Series K Preferred Stock," which resolution is as follows:

     Resolved, that pursuant to authority vested in the Board of Directors of the Company by the Amended and Restated Certificate of Incorporation, as amended, the Board of Directors does hereby provide for the creation of a series of the Preferred Stock, $.01 par value, of the Company, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Amended and Restated Certificate of Incorporation of the Company, as amended, does hereby fix the same as follows:

                           SERIES K PREFERRED STOCK

     A. Designation. The shares of such series shall be designated as "Series K Preferred Stock" (the "Series K Preferred Stock").

     B. Amount. The number of shares constituting such series of Series K Preferred Stock shall be Two Million (2,000,000).

     C. Rank. The Series K Preferred Stock shall rank (i) senior to the Common Stock, par value $.01 per share (the "Common Stock"), of the Company, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, and (ii) on a parity with any currently outstanding series of preferred stock, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary.

     The rights, preferences, privileges, restrictions and other matters relating to the Series K Preferred Stock are as follows:

                                      1.

     7. Dividend Provisions. The holders of shares of Series K Preferred Stock shall be entitled to receive dividends, pari passu with any other series of Preferred Stock then outstanding, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation and no dividends shall be paid on any share of Common Stock unless a dividend is paid with respect to all outstanding shares of Series K Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which such share of Series K Preferred Stock could then be converted. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative.

     8.   Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of each share of Series K Preferred Stock shall be entitled to receive, pari passu with any other series of Preferred Stock then outstanding, and prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $6.00 for each outstanding share of Series K Preferred Stock (the "Original Series K Issue Price") plus all accrued or declared but unpaid dividends for each share of Series K Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts set forth above, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the amount of such stock owned by each such holder.

          (b) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, and subject to the payment in full of the liquidation preferences, as provided in subparagraph (a) of this Section 2, the holders of the Common Stock shall be entitled to receive, prior and in preference to any further distribution of any of the assets or surplus funds of the Corporation to the holders of the Series K Preferred Stock and, by reason of their ownership thereof, the amount of $3.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) for each share of Common Stock then held by them and no more. Subject to the payment in full of the liquidation preferences as provided in subparagraph (a) of this
Section 2, if upon the occurrence of such event, the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

          (c) After payment to the holders of the Common Stock and Preferred Stock of the amounts set forth in Section 2(a) and (b) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and Preferred Stock in proportion to the shares of Common Stock then held

                                      2.

by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of the Preferred Stock then held by them.

          (d) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2.

     9. Conversion. The holders of the Series K Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert. Each share of Series K Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series K Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series K Issue Price by the Series K Conversion Price (as defined below) at the time in effect for such share. The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series K Preferred Stock (the "Series K Conversion Price") shall initially be $6.00 per share of Common Stock; provided, however, that the Series K Conversion Price shall be subject to adjustment as set forth in this Section 3.

          (b) Mandatory Conversion. Each share of Series K Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Series K Conversion Price then in effect pursuant to Section 3(a) hereof upon the earlier of (i) immediately upon the closing of a firmly underwritten registered public offering of Common Stock of the Corporation pursuant to the Securities Act of 1933 (other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan resulting in the receipt by the Corporation of at least ten million dollars ($10,000,000) of gross proceeds (before applicable discounts, commissions and expenses), or (ii) upon the date specified by a vote or written consent or agreement of holders of at least two-thirds (2/3) of the shares of Series K Preferred Stock then outstanding.

          (c) Mechanics of Conversion. Before any holder of Series K Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 3(a) hereof, and before the Corporation shall be obligated to issue certificates for shares of Common Stock upon the automatic conversion of the Series K Preferred Stock pursuant to Section 3(b) hereof, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series K Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued (except that no such written notice of intent to convert shall be necessary in the event of an automatic conversion upon a public offering pursuant to Section 3(b) hereof). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series K Preferred Stock or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be

                                      3.

deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series K Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. On the date fixed for any mandatory conversion pursuant to Section 3(b) above, all rights under this Certificate of Designation with respect to the Series K Preferred Stock will terminate (except the right upon the surrender of the certificates to receive certificates for the number of shares of Common Stock into which such shares have been converted).

          (d)  Adjustments to Conversion Price for Diluting Issues:

               (i) Special Definitions. For purposes of this subparagraph 5(d), the following definitions shall apply:

                    (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities, other than those shares excluded from the definition of Additional Shares of Common Stock.

                    (B) "Convertible Securities" shall mean any evidence of indebtedness, shares (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock, other than those shares excluded from the definition of Additional Shares of Common Stock.

                    (C) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to subparagraph 3(d)(ii), deemed to be issued) by the Corporation after the Original Issue Date (as defined in section D below), other than:

                         (I)   shares of Common Stock issued or issuable upon
conversion of shares of Preferred Stock; or

                         (II)  shares of Common Stock issuable to officers,
directors and employees of, and consultants to, the Corporation and its subsidiaries pursuant to stock purchase or option plans or arrangements or other officer, director, employee or consultant stock incentive or benefit plans or arrangements (collectively, the "Plans") approved by the Board of Directors; or

                         (III) shares of Common Stock issued or issuable as a
dividend or distribution on Preferred Stock; or

                         (IV)  shares of Common Stock issued or issuable for
which adjustment of the Series K Conversion Price is made pursuant to Section 3(e) herein.

                    (D) "Original Issue Date" shall mean the date on which a share of Series K Preferred Stock was first issued.

               (ii) Issue of Securities Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original

                                      4.

Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefore, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in the case such a record date shall have been fixed, as of the close of business on such record date; provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                    (A) no further adjustment in the Series K Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series K Conversion computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                    (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series K Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                         (I)  in the case of Convertible Securities or Options
for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted, if any, actually received by the Corporation upon such conversion or exchange, and

                         (II) in the case of Options for Convertible Securities,
only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received the Corporation (determined pursuant to

                                      5.

subparagraph 3(c)(iv)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (III) in the case of any Options which expire by their
terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series K Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (II) above; and

                         (IV)  if such record date shall have been fixed and
such Options or Convertible Securities are not issued on the date fixed thereof, the adjustment previously made in the Series K Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Series K Conversion Price shall be adjusted pursuant to this subparagraph as of the actual date of issuance of such Options or Convertible Securities.

               (iii) Adjustment of Conversion Price upon Issuance of Additional Shares of Common Stock. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subparagraph 3(d)(ii)) at any time on or after the Original Issue Date (including the issuance of Series K Preferred Stock) without consideration or for a consideration per share less than the Series K Preferred Stock Conversion Price in effect on the date of and immediately prior to such issue (any such series in respect of which such issuance or deemed issuance occurs being referred to herein as an "Affected Series"), then and in such event, the Conversion Price of any Affected Series shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this subparagraph 3(d)(iii), all shares of Common Stock issuable upon conversion of outstanding Options and Preferred Stock shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to subparagraph 3(d)(ii), such Additional Shares of Common Stock shall be deemed to be outstanding. The Series K Conversion Price shall not be increased except as set forth in subparagraph 3(d)(ii)(B) and in paragraph 3(f).

     Notwithstanding the foregoing, until the second anniversary of the Original Issue Date for the Series K Preferred Stock, in the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subparagraph 3(d)(ii)) at any time on or after the Original Issue Date of Series K Preferred Stock without consideration or for a consideration per share less than the Series K Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price of the Series K Preferred Stock shall be reduced, concurrently with such issue, to a price equal to the issue price for such Additional Shares of Common Stock.

               (iv) Determination of Consideration. For purposes of this subparagraph 3(d)(iv), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                     (A) Cash and Property.  Such consideration shall:

                         (I)  insofar as it consists of cash, be computed at the
aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                      6.

                         (II)  insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         (III) in the event Additional Shares of Common Stock
are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                    (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subparagraph 3(d)(ii), relating to Options and Convertible Securities, shall be determined by dividing:

                         (I)   the total amount, if any, received or receivable
by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                         (II)  the maximum number of shares of Common Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (e) Adjustments for Dividends and Distributions. In the event the Corporation should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Price for a series of Series K Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series K Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

          (f) Adjustments for Combinations. If the number of shares of Common Stock outstanding at any time after the Original Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the

                                      7.

Conversion Price for the Series K Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series K Preferred shall be decreased in proportion to such decrease in outstanding shares.

          (g) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(e), then, in each such case for the purpose of this subsection 3(g), the holders of the Series K Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series K Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          (h) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination provided for elsewhere in this Section 3) provision shall be made so that the holders of the Series K Preferred Stock shall thereafter be entitled to receive upon conversion of the Series K Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series K Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series K Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (i) No Impairment. The Corporation will not, by amendment of this Certificate of Designation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series K Preferred Stock against impairment.

          (j)  No Fractional Shares and Certificate as to Adjustments.

                    (A) No fractional shares shall be issued upon conversion of the Series K Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series K Preferred Stock by a holder thereof shall be aggregated for the purposes of determining whether the conversion would result in the issuance of any fractional share. If the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such

                                      8.

fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

                    (B) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series K Preferred Stock pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series K Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series K Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series K Preferred Stock.

          (k) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series K Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (l) Reservation of Stock Issuable upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series K Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series K Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series K Preferred Stock in addition to such other remedies as shall be available to the holder of Series K Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          (m) Notices. Any notice required by the provision of this Section 3 to be given to the holders of shares of Series K Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

     10.  Voting Rights.

     The holder of each share of Series K Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series K Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded

                                      9.

to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class), and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation.

     11.  Covenants.

          (a) In addition to any other rights provided by law, so long as any shares of Series K Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of a majority in interest of the outstanding shares of Series K Preferred Stock, voting separately as a series, amend or repeal any provision of, or add any provision to, this Certificate of Designation or the Amended and Restated Certificate of Incorporation or the Corporation's Bylaws so as to alter, materially and adversely, the rights, preferences or privileges of the Series K Preferred Stock.

          (b) In addition to any other rights provided by law, so long as 50,000 shares of Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of a majority in interest of the outstanding shares of Preferred Stock, voting together as a single class: (a) create any new class or series of shares which has a preference over or is on a parity with the Preferred Stock; (b) effect any liquidation, dissolution, consolidation, acquisition or merger of the Corporation, with, by or into any other corporation or corporations or a sale of the assets of the Corporation (other than a merger in which the shareholders of the Corporation immediately prior to the merger own a majority of the shares of the surviving corporation immediately after such merger); or (c) take any action which results in a taxable event to the holders of Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended.

     12. Status of Converted Stock. In the event any shares of Series K Preferred Stock shall be converted pursuant to Section 3, the shares so converted shall be retired and shall resume the status of authorized and unissued shares of Preferred Stock.

                                      10.

     In Witness Whereof, Telik, Inc. has caused this Certificate of Designation to be signed by the Chairman & Chief Executive Officer and the Secretary on this 31st day of March, 2000.

                                   Telik, Inc.



                                   By:   /s/ Michael M. Wick
                                      -------------------------------------
                                         Michael M. Wick,
                                         Chairman & Chief Executive Officer

Attest:



By: /s/ Deborah A. Marshall
   ----------------------------
Deborah A. Marshall, Secretary

                                      11.